Exhibit 99.1

Wave Life Sciences Reports Third Quarter 2026 Financial Results and Provides Business Update

Planning underway for registrational trial of WVE-006 (RNA editing) in AATD, with an interim analysis for potential accelerated approval based on AATD biomarkers

Advancing WVE-007 (INHBE siRNA) across treatment settings: dosing ongoing in Phase 2a monotherapy clinical trial in individuals with higher BMI and comorbidities, initiated Phase 2a combination trial, and remain on track to initiate post-incretin maintenance trial this quarter

CTA submission for WVE-008 for PNPLA3 liver disease (RNA editing) on track for 4Q 2026

GSK selected a GalNAc-siRNA development candidate using Wave’s proprietary SpiNA design; three additional hepatic and extra-hepatic collaboration programs advancing towards potential candidate selection

Well capitalized with cash, cash equivalents, and marketable securities of $431.0 million as of September 30, 2026; additional $12 million milestone from GSK to be received in 4Q 2026; expected cash runway into 3Q 2028

Investor conference call and webcast at 8:30 a.m. ET today

CAMBRIDGE, Mass., October 27, 2026 – Wave Life Sciences, Inc. (Nasdaq: WVE), a clinical-stage biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.

“We continue to make notable progress advancing our lead clinical programs. Following positive FDA feedback, planning is underway for our potentially registrational trial of WVE-006 for AATD, which we believe offers an efficient path to potential full and accelerated approval, without the need for a separate confirmatory trial. Our growing body of clinical data support WVE-006’s potential to offer a new standard of care for individuals living with AATD,” said Paul Bolno, MD, MBA, President and Chief Executive Officer at Wave Life Sciences. “We also continue to make notable progress advancing WVE-007 across treatment settings. Dosing is ongoing in our Phase 2a INLIGHT ™ trial evaluating WVE-007 as a monotherapy. As expected, we are pleased to report that to date baseline levels of adiposity in the Phase 2a portion of INLIGHT are substantially higher than in the Phase 1 portion and in line with Phase 2 and 3 obesity trials. We believe this portion of the trial is well suited to demonstrate WVE-007’s potential to deliver meaningful improvements in body composition and healthy weight loss. Our combination trial of WVE-007 with weekly tirzepatide is underway, where we believe WVE-007 can demonstrate enhanced fat loss and cardiometabolic benefit, without additional muscle loss. We also remain on track to initiate a post-incretin maintenance trial of WVE-007 in the fourth quarter that has the potential to unlock an entirely new frontier in obesity by enabling patients an off-ramp for their incretin therapy.”

Dr. Bolno added, “Importantly, our PRISM platform and chemistry continue to demonstrate unique value both within our own pipeline and beyond. The advancement of a development candidate by GSK reflects the recognition of Wave’s differentiated technology, including our best-in-class siRNA with SpiNA design, with three additional collaboration programs still advancing. The appointment of Monika Vnuk, with her breadth of experience, in our newly-created role of Chief Business Officer, is meant to capitalize on and expand the potential of our platform and support the next phase of Wave’s growth. We look forward to sharing new data supporting our platform and capabilities at our upcoming Research Day next week, where we will be joined by a leading hepatologist who will discuss PNPLA3 I148M liver disease and opportunity for an RNA editing approach.”

Recent Business Highlights and Expected Milestones

Obesity

•

WVE-007 is an investigational GalNAc-siRNA (SpiNA) designed to induce fat loss without muscle loss. With strong evidence from human genetics, silencing INHBE mRNA is a promising therapeutic strategy to treat obesity, distinct from incretin-based approaches. Wave plans to evaluate WVE-007 across three treatment settings: as a monotherapy, in combination with incretins, and as a post-incretin maintenance therapy. WVE-007 is currently being evaluated in the ongoing placebo-controlled INLIGHT™ clinical program, which includes a monotherapy and combination portion.

•

Monotherapy: Dosing is underway in the Phase 2a portion of the INLIGHT trial of WVE-007 in individuals with higher BMI (35-50 kg/m2), with and without type 2 diabetes. This portion of the INLIGHT trial is evaluating participants with greater adiposity and is enrolling participants across the U.S. and Europe. The trial includes multiple assessments over a 12-month period, including body weight, waist circumference, body composition (MRI and DEXA), liver fat (MRI-PDFF), HbA1c, and lipid levels. These data will inform further development of WVE-007 in obesity, as well as in MASH, type 2 diabetes, and other cardiometabolic diseases.

•

Combination with incretin: The INLIGHT clinical program is evaluating WVE-007 in combination with tirzepatide as a potential treatment for obesity and other cardiometabolic indications, including MASH. The placebo-controlled Phase 2a combination trial will evaluate 240 mg and 400 mg doses of WVE-007 in combination with weekly tirzepatide compared to tirzepatide alone in individuals living with obesity (BMI 35-50 kg/m2) and type 2 diabetes.

•	Expected upcoming milestones:
o	Wave expects to share data from the Phase 1 600 mg SAD cohort in the fourth quarter of 2026.
o	Wave remains on track to initiate a clinical trial of WVE-007 as a maintenance therapy to preserve weight loss following discontinuation of incretin treatment in the fourth quarter of 2026.

Alpha-1 antitrypsin deficiency (AATD)

•

WVE-006 is an investigational GalNAc-conjugated, subcutaneously delivered, RNA editing oligonucleotide (AIMer) for AATD. WVE-006 is being evaluated in the ongoing Phase 1b/2a RestorAATion-2 open-label clinical trial in individuals with AATD who have the homozygous Pi*ZZ mutation. Clinical data to date have demonstrated WVE-006 achieved key AATD treatment goals by recapitulating an MZ-like phenotype, including robust, dose-dependent reductions of circulating, mutant Z-AAT protein, with corresponding increases in wild-type M-AAT protein, and restoration of the dynamic AAT response. WVE-006 continues to be generally safe and well tolerated with no liver toxicities.

•

In October 2026, the company announced alignment with the U.S. Food and Drug Administration (FDA) on key aspects of its planned registrational pathway for WVE-006. Planning is underway for a two-year registrational trial to support potential full approval, with a one-year interim analysis to support potential accelerated approval based on AATD biomarkers. Additionally, the FDA supports the use of Wave’s LC-MS assay to measure M-AAT (wild-type) and Z-AAT (mutant) protein for the WVE-006 registrational program.

•	Expected upcoming milestones:

o	Wave expects to share data from the 600 mg (monthly) multidose cohort in the fourth quarter of 2026.

PNPLA3 I148M liver disease

•

WVE-008: Wave is building on its clinical success in RNA editing by advancing WVE-008, a GalNAc-conjugated AIMer for homozygous PNPLA3 I148M liver disease. There is a growing body of clinical evidence supporting RNA editing as a preferred therapeutic strategy over silencing.

•

Wave shared preclinical data supporting WVE-008 in a poster presentation at the European Association for the Study of the Liver (EASL) Congress, which demonstrated that Wave’s PNPLA3 AIMers delivered substantial editing of the PNPLA3 I148M transcript, exceeding the ~50% threshold expected to lower risk for liver disease.

•	Expected upcoming milestones:
o	A clinical trial application (CTA) filing for WVE-008 is on track for the fourth quarter of 2026.

Corporate Highlights

•

GSK research collaboration: In September 2026, Wave announced that GSK had selected a candidate for a hepatology indication to transition into GSK’s development pipeline. This program was developed using Wave’s proprietary siRNA with SpiNA design. Wave earned a $12 million milestone payment for this candidate selection. Wave is currently advancing three additional collaboration programs towards potential candidate selection. Wave is eligible to receive up to $330 - $375 million in development, launch, and commercial milestones for each collaboration program, plus tiered royalties on net sales.

•

Appointment of Chief Business Officer: In September 2026, Wave appointed Monika Vnuk, MD, as Chief Business Officer. Dr. Vnuk joined Wave’s executive team and leads business development, corporate development, and alliance management. Prior to joining Wave, Dr. Vnuk served as Senior Vice President, Global Head of Partnering and Business Development for Sanofi, where she led global licensing, equity investments, and alliances. Dr. Vnuk’s prior experience also includes roles at Blackstone Life Sciences, Pfizer, Bank of America, and Oxford Bioscience Partners.

•

Research Day 2026: Wave plans to host a virtual Research Day on November 4, 2026 at 9:30 a.m. ET. The event will highlight Wave’s differentiated RNA medicines platform, including its best-in-class chemistry, hepatic and extra-hepatic capabilities, and RNAi, RNA editing, and bifunctional modalities, and will feature perspectives on PNPLA3 I148M liver disease and opportunity for an RNA editing approach from Arun Sanyal, MD, FAASLD, a leading hepatologist.

Financial Highlights

•

Cash, cash equivalents, and marketable securities were $431.0 million as of September 30, 2026, which did not include the $12 million milestone from GSK that will be received in the fourth quarter of 2026. Wave expects that its current cash, cash equivalents, and marketable securities will be sufficient to fund operations into the third quarter of 2028. Potential future milestone and other payments to Wave under its GSK collaboration are not included in its cash runway.

•	Revenue recognized was $13.2 million for the third quarter of 2026 as compared to $7.6 million in the prior year quarter.
•	Research and development expenses were $53.8 million in the third quarter of 2026 as compared to $45.9 million in the same period in 2025.
•	General and administrative expenses were $25.4 million in the third quarter of 2026 as compared to $18.1 million in the same period in 2025.

•	Net loss was $61.9 million for the third quarter of 2026 as compared to a net loss of $53.9 million in the prior year quarter.

Investor Conference Call and Webcast

Wave will host an investor conference call today at 8:30 a.m. ET to review the third quarter 2026 financial results and pipeline updates. A webcast of the conference call can be accessed by visiting “Investor Events” on the investor relations section of the Wave Life Sciences website: https://ir.wavelifesciences.com/events-publications/events. Analysts planning to participate during the Q&A portion of the live call can join the conference call at the audio-conferencing link here. Following the live event, an archived version of the webcast will be available on the Wave Life Sciences website.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health. Wave’s PRISM® platform combines multiple modalities, chemistry innovation, and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Its toolkit of RNA-targeting modalities, including RNAi (SpiNA) and RNA editing (AIMers), provides Wave with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Wave’s lead pipeline programs include obesity (WVE-007), alpha-1 antitrypsin deficiency (WVE-006), and PNPLA3 I148M liver disease (WVE-008), as well as several preclinical programs utilizing the company’s versatile RNA medicines platform. Driven by the calling to “Reimagine Possible,” Wave is leading the charge toward a world in which human potential is no longer hindered by the burden of disease. Wave is headquartered in Cambridge, MA. For more information on Wave’s science, pipeline and people, please visit www.wavelifesciences.com and follow Wave on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning our goals, beliefs, expectations, strategies, objectives and plans, and other statements that are not necessarily based on historical facts, including statements regarding the following, among others: the anticipated initiation, timing, design, progress, data and announcements related to our clinical trials, including interactions with and feedback from regulators and any potential registrational submissions based on these data; the future performance and results of our programs in clinical trials, including the anticipated therapeutic benefits of such programs, and our expectations with respect to how our clinical data may predict success for our future therapeutic candidates and data readouts; the potential commercialization of our programs the potential size of the markets that our therapeutics may address; preclinical activities and programs, the anticipated therapeutic benefit based on such preclinical data, and their potential to transition into clinical-stage programs, and the timing, progress and announcement of such events; the progress and potential benefits, including the potential achievement of milestones, of collaborations and strategic partnerships; the expected benefits of our stereopure oligonucleotides compared with stereorandom alternatives; the breadth, versatility, and potential of our PRISM® drug discovery and development platform; the potential benefits of our RNA-targeting modalities, including RNAi (SpiNA), and RNA editing (AIMers) compared with competing technologies; the potential for certain of our programs to be best-in-class or first-in-class, or to change the existing treatment paradigm or show substantial benefits over existing standards of care; our financial performance, including the anticipated duration of our cash runway and our ability to fund future operations; our intended uses of capital; and our expectations regarding the impact of any potential global macro events on our business. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,”

“believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual results to differ materially from those indicated by these forward-looking statements as a result of these risks, uncertainties and important factors, including, without limitation, the clinical results and timing of our programs, which may not support further development of our product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; our effectiveness in managing current and future clinical trials and regulatory processes; the continued development and acceptance of nucleic acid therapeutics as a class of drugs; our ability to demonstrate the therapeutic benefits of our stereopure candidates in clinical trials, including our ability to develop candidates across multiple therapeutic modalities; our ability to obtain, maintain and protect intellectual property; our ability to fund our operations and to raise additional capital as needed; competition from others developing therapies for similar uses; and any impacts on our business as a result of or related to any global economic uncertainty or market disruptions, as well as the other risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as amended, and in other filings we make with the SEC from time to time. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We undertake no obligation, except to the extent required by law, to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Kate Rausch

VP, Corporate Affairs and Investor Relations

+1 617-949-4827

Investors:

James Salierno

Director, Investor Relations

+1 617-949-4043

InvestorRelations@wavelifesci.com

Media:

Katie Sullivan

Senior Director, Corporate Communications

+1 617-949-2936

MediaRelations@wavelifesci.com

WAVE LIFE SCIENCES, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$197,315	$602,068
Marketable securities	233,434	—
Accounts receivable	12,000	1,276
Prepaid expenses	11,556	8,395
Other current assets	4,325	3,075

Total current assets	458,630	614,814

Long-term assets:
Property and equipment, net of accumulated depreciation of $51,391 and $49,522 as of September 30, 2026 and December 31, 2025, respectively	6,239	7,405
Long-term marketable securities	263	—
Operating lease right-of-use assets	38,088	12,458
Restricted cash	3,815	3,806
Other assets	895	16

Total long-term assets	49,300	23,685

Total assets	$507,930	$638,499

Liabilities, Series A preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$19,295	$15,700
Accrued expenses and other current liabilities	21,979	26,564
Current portion of deferred revenue	9,111	44,440
Current portion of operating lease liability	4,375	8,361

Total current liabilities	54,760	95,065

Long-term liabilities:
Deferred revenue, net of current portion	12,338	7,798
Operating lease liability, net of current portion	38,896	9,405

Total long-term liabilities	51,234	17,203

Total liabilities	$105,994	$112,268

Series A preferred stock, no par value; nil and 3,901,348 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	$—	$7,874

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 30,000,000 shares authorized; nil shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	$—	$—
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 197,213,583 and nil shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	197	1,616,478
Additional paid-in capital	1,885,894	228,365
Accumulated other comprehensive loss	(565)	(250)
Accumulated deficit	(1,483,590)	(1,326,236)

Total stockholders’ equity	$401,936	$518,357

Total liabilities, Series A preferred stock, and stockholders’ equity	$507,930	$638,499

WAVE LIFE SCIENCES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$13,158	$7,608	$53,676	$25,482

Operating expenses:
Research and development	53,843	45,874	152,576	129,965
General and administrative	25,362	18,087	72,246	54,433

Total operating expenses	79,205	63,961	224,822	184,398

Loss from operations	(66,047)	(56,353)	(171,146)	(158,916)

Other income, net:
Interest income	4,378	2,177	14,391	7,424
Other income (expense)	(243)	324	(599)	293

Total other income, net	4,135	2,501	13,792	7,717

Loss before income taxes	(61,912)	(53,852)	(157,354)	(151,199)
Income tax benefit	—	—	—	—

Net loss	$(61,912)	$(53,852)	$(157,354)	$(151,199)

Net loss per share—basic and diluted	$(0.30)	$(0.32)	$(0.78)	$(0.92)

Weighted-average common stock used in computing net loss per share—basic and diluted	204,222,255	167,739,208	202,814,464	164,773,525

Other comprehensive loss:
Net loss	$(61,912)	$(53,852)	$(157,354)	$(151,199)
Foreign currency translation gain (loss)	(125)	(29)	(6)	72
Unrealized loss on marketable securities	(268)	—	(309)	—

Comprehensive loss	$(62,305)	$(53,881)	$(157,669)	$(151,127)